Exhibit 99.1

For Immediate Release	CONTACT:
Blaine Davis
(610) 459-7158

Endo Pharmaceuticals Announces Resignation of Chief Financial Officer

CHADDS FORD, PA, September 2, 2008 — Endo Pharmaceuticals (Nasdaq: ENDP) announced today that executive vice president and chief financial officer, Charles A. Rowland, Jr., has resigned effective immediately, to pursue other interests.

“The Board and I wish to express our gratitude to Charlie for his contributions and service and wish him well in his future endeavors,” said David Holveck, president and chief executive officer.

Endo Pharmaceuticals has engaged an executive search firm to assist in the search for a new chief financial officer.

About Endo

Endo Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used primarily to treat and manage pain. More information, including this and past press releases of Endo Pharmaceuticals is available at www.endo.com.